UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: September 26, 2006
(date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 26 2006 the Company authorized the delivery to Mr. Joseph Corso, Jr. Two Hundred Fifty Million (250,000,000) shares of restricted common stock of the Company stated par value of $0.0001. The issuance represents approximately 3.2% of the currently issued and outstanding 7,814,768,850 shares of common stock of the Company. The issuances was carried out in partial satisfaction of the “24% Series A Senior Subordinated Convertible Redeemable Debenture Due November 1, 2007” debenture held by Mr. Corso, the debenture has a face value of $200,000 and the debentures were originally issued in November of 2004. The conversion rate for the debentures is equal to 70% of the market value of common stock at the time of conversion and Mr. Corso has converted $52,500 of the value of the debenture. The transaction was handled as a private sale exempt from registration under Section 4(2) of the Securities Act of 1993.

ITEM 9.01 Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

NONE

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Dated this 28th day of September, 2006.	By:	/s/ Richard Surber
Richard Surber President

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